Exhibit 99.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND

ANNOUNCES SECOND QUARTER 2014 RESULTS

Reports Company-Defined FFO per basic and diluted share of $0.12 (quarter) and $0.23 (six months)

Reports net income per basic and diluted share of $0.02 (quarter) and $0.17 (six months)

Acquired 138,000 Square Foot Grocery-Anchored Retail Center in the Boston Market

DENVER – August 12, 2014 — Dividend Capital Diversified Property Fund Inc. (“DPF” or “the Company”), a public reporting, daily NAV REIT (NASDAQ: ZDPFEX; ZDPFAX; ZDPFWX; ZDPFIX) reported results today for the second quarter ended June 30, 2014. For additional information, please refer to the Company’s Annual Report for the year ended December 31, 2013, filed on Form 10-K and the Company’s Quarterly Report for the quarter ended June 30, 2014, filed on Form 10-Q, each with the United States Securities and Exchange Commission (“SEC”).

Results for the quarter ended June 30, 2014

Company-Defined Funds from Operations (“FFO”) for the quarter ended June 30, 2014 were $23.1 million, or $0.12 per basic and diluted share. This compares to Company-Defined FFO for the quarter ended June 30, 2013 of $24.8 million, or $0.13 per basic and diluted share.

GAAP net income for the quarter ended June 30, 2014 was $3.8 million, or $0.02 per basic and diluted share. This compares to GAAP net income for the quarter ended June 30, 2013 of $18.5 million, or $0.10 per basic and diluted share.

Results for the first six months ended June 30, 2014

FFO for the six months ended June 30, 2014 was $44.3 million, or $0.23 per basic and diluted share. This compares to Company-Defined FFO for the six months ended June 30, 2013 of $48.3 million, or $0.25 per basic and diluted share.

GAAP net income for the six months ended June 30, 2014 was $35.8 million, or $0.17 per basic and diluted share. This compares to GAAP net income for the six months ended June 30, 2013 of $12.6 million, or $0.07 per basic and diluted share.

Investment Summary

As of June 30, 2014, the Company held the majority ownership in 68 operating properties located in 24 geographic markets in the United States, aggregating approximately 11.7 million square feet. As of June 30, 2014, DPF’s real property portfolio was approximately 92.6% leased to approximately 400 tenants. As of June 30, 2014, these properties had an estimated fair value of approximately $2.4 billion (calculated in accordance with our valuation procedures), comprising:

•	24 office properties located in 15 geographic markets, aggregating approximately 5.0 million net rentable square feet, with an aggregate fair value amount of approximately $1.4 billion;

•	31 retail properties located in seven geographic markets, aggregating approximately 3.1 million net rentable square feet, with an aggregate fair value amount of approximately $743.5 million; and

•	13 industrial properties located in nine geographic markets, aggregating approximately 3.7 million net rentable square feet, with an aggregate fair value amount of approximately $261.7 million.

As of June 30, 2014, the Company also held approximately $94.4 million in net debt related investments.

Portfolio and Leasing Summary

During the second quarter, same-store property net operating income increased 2.4% when compared to the same quarter in 2013. When GAAP adjustments are excluded, same-store property net operating income increased 5.8% when compared to the same quarter in 2013.

During the second quarter, DPF signed 32 leases for approximately 113,000 square feet. On a comparable space basis, DPF signed 26 leases for 101,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the second quarter increased 21.5%.

The overall portfolio percentage leased was 92.6% as of June 30, 2014, compared to 92.2% on March 31, 2014 and 96.2% on June 30, 2013. Same-store percentage leased was 92.7% at June 30, 2014, compared to 92.7% at March 31, 2014 and 95.7% at June 30, 2013.

Significant Events

Significant events during the second quarter included:

•	On May 28, 2014, the Company acquired Durgin Square, a 138,000 square foot grocery-anchored retail center in the Boston market. The property was 94% leased at the time of acquisition, with major tenants including Shaw’s, TJ Maxx, and Home Goods. The Company acquired the property on an unencumbered basis.

•	On June 13, 2014, the Company completed the sale of its Shadelands Drive asset in East Bay, CA for $5.7 million. Net cash proceeds totaled approximately $5.5 million, resulting in a gain on sale of approximately $2.8 million. Shadelands Drive is an office property comprising approximately 60,000 square feet of gross leasable area.

•	During the second quarter, the Company repaid a $38.7 million mortgage note encumbering the Greater DC Retail Center asset in Washington, DC.

Non-GAAP Supplemental Financial Measures

The Company computes its financial results in accordance with generally accepted accounting principles (“GAAP”). Below, the Company has provided a reconciliation of Company-Defined FFO and net operating income, which are both non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about Company-Defined FFO and net operating income, including why management believes both measures provide useful information, please see the Quarterly Earnings and Supplemental Disclosure furnished with this press release on Form 8-K filed with the SEC on August 12, 2014, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Reconciliation of net earnings to FFO:
Net income (loss) attributable to common stockholders	$3,486	$17,128	$30,925	$11,763
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	22,213	28,290	44,562	58,814
Gain on disposition of real property	(2,986)	(22,017)	(36,140)	(23,230)
Noncontrolling interests’ share of net (income) loss	330	1,329	4,880	830
Noncontrolling interests’ share of FFO	(1,729)	(2,076)	(3,290)	(4,076)

FFO attributable to common shares-basic	21,314	22,654	40,937	44,101
FFO attributable to dilutive OP units	1,544	1,760	2,999	3,456

FFO attributable to common shares-diluted	$22,858	$24,414	$43,936	$47,557

FFO per share-basic and diluted	$0.12	$0.13	$0.23	$0.25

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$21,314	$22,654	$40,937	$44,101
Add (deduct) our adjustments:
Acquisition-related expenses	252	—	252	—
Loss on extinguishment of debt and financing commitments	—	425	63	695
Noncontrolling interests’ share of NAREIT-defined FFO	1,729	2,076	3,290	4,076
Noncontrolling interests’ share of Company-Defined FFO	(1,746)	(2,106)	(3,311)	(4,127)

Company-Defined FFO attributable to common shares-basic	21,549	23,049	41,231	44,745
Company-Defined FFO attributable to dilutive OP units	1,561	1,791	3,021	3,506

Company-Defined FFO attributable to common shares-diluted	$23,110	$24,840	$44,252	$48,251

Company-Defined FFO per share-basic and diluted	$0.12	$0.13	$0.23	$0.25

Weighted average number of shares outstanding
Basic	177,529	178,176	177,202	178,481

Diluted	190,386	192,019	190,190	192,470

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
NOI — cash basis	$44,646	$48,776	$87,498	$97,723
Straight line rent	485	2,759	1,790	5,727
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	(87)	126	111	292

NOI	$45,044	$51,661	$89,399	$103,742
Real estate depreciation and amortization expense	(22,213)	(28,290)	(44,562)	(58,814)
General and administrative expenses	(3,125)	(2,515)	(5,944)	(4,876)
Advisory fees, related party	(3,853)	(3,725)	(7,596)	(7,409)
Acquisition-related expenses	(252)	—	(252)	—
Impairment of real estate property	—	—	—	—
Interest and other income	334	207	253	40
Interest expense	(15,105)	(20,473)	(31,570)	(42,625)
Loss on extinguishment of debt and financing commitments	—	(425)	(63)	(695)
Gain on sale of real property	2,986	22,017	36,140	23,230
Net (income) loss attributable to noncontrolling interests	(330)	(1,329)	(4,880)	(830)

Net (loss) income attributable to common stockholders	$3,486	$17,128	$30,925	$11,763

Webinar and Earnings Conference Call Information

The company will host a webinar/earnings conference call to review second quarter 2014 operating and financial results on August 13, 2014, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:

Date: Wednesday, August 13, 2014

Time: 2:15 p.m. MT/4:15 p.m. ET

Dial-in Number: 800.734.8583

To access the live webinar please visit the Investor Relations page at the Company’s website, www.dividendcapitaldiversified.com.

The webinar replay will be posted when available on the Investor Relations page of the Company’s website.

About Dividend Capital Diversified Property Fund

Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. The company owned 68 properties totaling approximately 11.7 million square feet in 24 geographic markets as of June 30, 2014. More information is available at www.dividendcapitaldiversified.com.

Forward-Looking Information

This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Contact

Eric Paul

Dividend Capital

(303) 228-2200